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                                                                    Exhibit 10.2





                             PERSONAL & CONFIDENTIAL

October 13, 2004
                                                              Anthony A. Massaro
                                                                  Chairman

Hellene S. Runtagh                              Harold L. Adams
Chair, Compensation & Executive                 Chair, Nominating & Corporate
   Development Committee                        Governance Committee
Board of Directors                              Board of Directors
Lincoln Electric Holdings, Inc.                 Lincoln Electric Holdings, Inc.
22801 St. Clair Avenue                          22801 St. Clair Avenue
Cleveland, Ohio  44117                          Cleveland, Ohio  44117

                         RE: TERMINATION FOR GOOD REASON

Dear Hellene and Harold:

With the Board's election of John M. Stropki as Chairman of the Board of Directors of Lincoln Electric Holdings, Inc. (the "Company") on October 13, 2004, I hereby provide notice that I am resigning from the Board of Directors, effective immediately. This resignation is consistent with Board's policy that "individual employee Directors who change the responsibility they held when they were elected to the Board should volunteer to resign from the Board."

In addition, as a result of the election of Mr. Stropki as Chairman, I hereby provide notice that I will be terminating my employment with the Company for Good Reason, as that term is defined in my Employment and Benefits letter agreement, dated June 23, 2003, between the Company and myself (my "Agreement"). All of the terms of my Agreement, relative to a termination for Good Reason, shall apply. The effective date of my termination will be October 30, 2004 and my retirement date, under normal Company policy, will be October 31, 2004.


                                                     Very truly yours,


                                                     /s/ Anthony A. Massaro
                                                     -----------------------
                                                     Anthony A. Massaro
         ACCEPTED:


         /s/ H. S. Runtagh                      /s/ Harold L. Adams
         ------------------------                    ------------------------
         Hellene S. Runtagh                          Harold L. Adams


         October 13, 2004                            October 13, 2004